Exhibit 10.1

MERGER AGREEMENT

BY AND AMONG

EARTH BIOFUELS, INC.,

SOUTHERN BIO FUELS, INC.,

SOUTHERN BIO FUELS, LLC,

ITS MEMBERS AND

OTHER RELATED INDIVIDUALS

Dated as of March 31, 2006

MERGER AGREEMENT

THIS MERGER AGREEMENT (this “Agreement”) is made and entered into as of March 31, 2006 by and among Earth Biofuels, Inc., a Delaware corporation (“Earth Biofuels”), Southern Bio Fuels, Inc., a Delaware corporation (the “Company”), Southern Bio Fuels, LLC, a Mississippi limited liability company and the sole stockholder of the Company (the “Stockholder”), each of the members of the Stockholder listed on the signature pages hereof (the “Members”), and each of the individuals listed on the signature pages hereof (the “Individuals” and, together with the Members, the “Equity Owners”).

RECITALS

A.                                   The Boards of Directors of each of Earth Biofuels and the Company believe it is in the best interests of each company and their respective stockholders that Earth Biofuels acquire the Company through the statutory merger of the Company with and into Earth Biofuels (the “Merger”) and, in furtherance thereof, have approved the Merger.

B.                                     Pursuant to the Merger, among other things, all of the issued and outstanding shares of common stock of the Company (the “Company Common Stock”) shall be converted into the right to receive the consideration specified in Section 1.5.

C.                                     Earth Biofuels, the Company, the Stockholder and the Equity Owners desire to make certain representations and warranties and other agreements in connection with the Merger.

NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, the parties to this Agreement hereby agree as follows:

ARTICLE I

THE MERGER

1.1                                 The Merger.   At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law (the “DGCL”), the Company shall be merged with and into Earth Biofuels, the separate corporate existence of the Company shall cease, and Earth Biofuels shall continue as the surviving corporation (the “Surviving Corporation”).

1.2                                 Effective Time.   The closing of the Merger (the “Closing”) will take place simultaneously with the execution of this Agreement, at the offices of the Company’s attorneys, Watkins Ludlam Winter & Stennis, P.A., unless another place or time is agreed to by Earth Biofuels and the Company.  The date upon which the Closing actually occurs is herein referred to as the “Closing Date.”  On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the appropriate Certificate of Merger with the Secretary of State of Delaware in the form attached hereto as Exhibit A (the “Certificate of Merger”), in accordance with the relevant provisions of the DGCL (the time of acceptance by the Secretary of State of Delaware of such applicable filing being referred to herein as the “Effective Time”).

1.3                                 Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL.  At the Effective Time, all the property, rights, privileges, powers and franchises of Earth Biofuels and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Earth Biofuels and the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

1.4                                 Certificate of Incorporation; Bylaws.    At the Effective Time, the Certificate of Incorporation of Earth Biofuels, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

(b)                                 At the Effective Time, the Bylaws of Earth Biofuels, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation and such Bylaws.

1.5                                 Merger Consideration; Effect on Capital Stock  (a)                       Definitions.  For purposes of this Agreement, the following terms shall have the meanings ascribed to them:

(i)             “Merger Consideration” means the Cash Consideration and the Stock Consideration.

(ii)          “Cash Consideration” means an aggregate of $2,200,000, including (A) $250,000 in cash, (B) the Initial Promissory Note and (C) the Execution Promissory Note.

(iii)       “Stock Consideration” means an aggregate of 2,933,333 shares of Earth Biofuels’ common stock, par value $0.001 per share.

(iv)      “Initial Promissory Note” means that certain promissory note, dated as of February 21, 2006, made by Earth Biofuels and payable to the Stockholder in the principal amount of $850,000.

(v)         “Execution Promissory Note” means that certain promissory note, dated as of March 31, 2006, made by Earth Biofuels and payable to the Stockholder in the principal amount of $1,100,000.

(vi)      “Initial Payments” means an aggregate of $293,752.78 in cash, including a payment of $43,752.78 in cash applied to the principal of the Initial Promissory Note.

(vii)   “Execution Payments” means (A) $806,247.22 in cash, all of which shall be applied to the remaining principal of the Initial Promissory Note, (B) the Execution Promissory Note and (C) the Stock Consideration.

(viii)                                                “Plant” means that certain biodiesel refinery that was previously owned by the Stockholder and located in Pearl, Mississippi.  The Plant currently is located in Durant, Oklahoma on the premises of Earth Biofuels.

(b)                                 Conversion of Company Common Stock.  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of Earth Biofuels, the Company, the Stockholder, or the Equity Owners, the Company Common Stock issued and outstanding in the Stockholder’s name immediately prior to the Effective Time will at the Effective Time be canceled and extinguished and shall be converted into and exchanged for the right to receive the Merger Consideration.

(c)                                  Acknowledgement Regarding Payment of Merger Consideration.  The Company, the Stockholder and the Equity Owners acknowledge that Earth Biofuels (i) has previously made the Initial Payments to the Stockholder and (ii) is making the Execution Payments to the Stockholder concurrently with its execution of this Agreement.

(d)                                 Capital Stock of Earth Biofuels.  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of Earth Biofuels, the Company, the Stockholder or the Equity Owners, each share of Common Stock of Earth Biofuels issued and outstanding immediately prior to the Effective Time shall represent one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.  Each stock certificate of Earth Biofuels evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

1.6                                 Payment of Remaining Merger Consideration; Surrender of Certificates.  (a)                                  Payment of Remaining Merger Consideration.  At the Effective Time, Earth Biofuels shall make available to the Stockholders, for exchange in accordance with this Article I, the Execution Payments payable on the Closing Date pursuant to Section 1.5.

(b)                                 Exchange Procedures.  Upon surrender by the Stockholder of one or more certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock that were converted into the right to receive the Merger Consideration pursuant to Section 1.5 (a “Certificate”), the Stockholder shall be entitled to receive in exchange therefor the applicable Execution Payments pursuant to Section 1.5 and the Certificate so surrendered shall forthwith be canceled.  Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed, from and after the Effective Time, to evidence only the right to receive the Merger Consideration in respect of each such share.

1.7                                 No Further Ownership Rights in Company Common Stock.    The Merger Consideration delivered in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of Company Common Stock that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.8                                 Taking of Necessary Action; Further Action.    If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation are fully authorized in the name of the Company and the Surviving Corporation or otherwise to take, and will take, all such lawful and necessary and/or desirable action so long as such action is consistent with this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY,

THE STOCKHOLDER AND THE EQUITY OWNERS

Except as disclosed in a disclosure schedule document of even date herewith and delivered by the Company, the Stockholder and the Equity Owners to Earth Biofuels prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the “Disclosure Schedule”), the Company, the Stockholder and the Equity Owners jointly and severally represent and warrant to Earth Biofuels that the statements set forth in this Article II are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Effective Time.

2.1                                 Organization, Standing and Power.    The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware.  The Company has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted.  There is no jurisdiction, other than Mississippi and Oklahoma, in which the Company owns any property or in which it has any employees, offices or operations.  The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Earth Biofuels.  The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.  The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

2.2                                 Capital Structure.    (a)                          The authorized capital stock of the Company consists of 10,000 shares of Company Common Stock, of which 10,000 are issued and outstanding.  The capital stock of the Company is held solely by the Stockholder.  There are no other outstanding shares of capital stock or voting securities of the Company.  All outstanding shares of Company Common

Stock are duly authorized, validly issued, fully paid and non-assessable.  All outstanding shares of Company Common Stock are free and clear of all liens, charges, claims, security interests or other encumbrances of any sort (“Liens”) and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which the Company is bound.

(b)                                 The Stockholder owns all the outstanding shares of record of capital stock of the Company.

(c)                                  Except as disclosed on Schedule 2.2(c) of the Disclosure Schedule, the Company has not issued any options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

2.3                                 Authority, Conflicts, Consents.   (a)   Subject only to the requisite approval of the Merger and this Agreement by the board of directors of the Company and the Stockholder, the Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

(b)                                 The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a “Conflict”) (i) any provision of the Certificate of Incorporation or Bylaws of the Company, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets.

(c)                                  No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or federal securities laws.  Schedule 2.3(c) of the Disclosure Schedule sets forth a full and complete list of all necessary consents, waivers and approvals of third parties that are required to be obtained by the Company in connection with the consummation by the Company of the transactions contemplated hereby (other than the consents, waivers and approvals excluded by clauses (i) and (ii) above).

2.4                                 No Liabilities.    Except as disclosed on Schedule 2.4 of the Disclosure Schedule, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements prepared in accordance with generally accepted accounting principles).

2.5                                 Plant.  (a)   The only asset of the Company is the Plant.

(b)                                 The Company has good and valid title to the Plant, free and clear of any Liens.

(c)                                  The Plant (i) is adequate for the conduct of the business of the Company as currently conducted, (ii) is in good operating condition, subject to normal wear and tear, and (iii) has been regularly and reasonably maintained.

(d)                                 The Plant has received all approvals of Governmental Entities and all Company Authorizations (as defined below) required in connection with the operation thereof and has been consistently operated and maintained in accordance with applicable laws, rules and regulations and applicable industry best practices and standards, including those regarding efficiency.

(e)                                  Schedule 2.5(e) describes all alterations to Earth Biofuel’s premises that will be necessary to operate the Plant in accordance with all applicable laws, rules and regulations and applicable industry best practices and standards.

(f)                                    Schedule 2.5(f) hereof describes the personnel that will be required by Earth Biofuels to operate the Plant in accordance with all applicable laws, rules and regulations and applicable industry best practices and standards.

2.6                                 Agreements, Contracts and Commitments.    Except as set forth in Schedule 2.6 of the Disclosure Schedule, the Company does not have any obligations under, is not a party to, nor is it or any of its assets or properties bound by any agreement, contract or commitment.

2.7                                 Governmental Authorization.    Schedule 2.7 of the Disclosure Schedule accurately lists each consent, license, permit, grant or other authorization issued to the Stockholder or to the Company by a Governmental Entity (i) pursuant to which the Stockholder operated or held any interest in any of its properties or pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) that is required for the operation of the Company’s business or the holding of any such interest (herein collectively called “Company Authorizations”).  The Company Authorizations are in full force and effect and constitute all of the authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

2.8                                 Minute Books.    The minute books of the Company made available to counsel for Earth Biofuels are the only minute books of the Company and contain an accurate and complete summary of all transactions approved by the directors (or committees thereof) and stockholders since the time of incorporation of the Company.

2.9                                 Environmental Matters.   (a)    To the knowledge of the Company, the Stockholder and the Equity Owners, no substance that is regulated by any federal, state or local governmental authority or that has been designated by any such authority to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (herein, a “Hazardous Material”) is present in, on or under any property that the Company or the Stockholder has at any time owned, operated, occupied or leased (herein, a “Facility”), except as permitted by and managed in accordance with applicable law.

(b)                                 Neither the Company nor the Stockholder has transported, stored, used, disposed of, manufactured, released or exposed its employees or any other person to Hazardous Materials (“Hazardous Materials Activity”) in violation of any applicable federal, state or local statute, rule, regulation, order or law.

(c)                                  To the knowledge of the Company and the Stockholder, the Company and the Stockholder are and at all times have been in material compliance with all federal, state and local laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials.

(d)                                 No action, proceeding, permit revocation, writ, injunction or claim is pending or threatened, concerning the Hazardous Materials Activities of the Company or the Stockholder and/or any Facility, and neither the Company nor the Stockholder is aware of any fact or circumstance that could involve the Company or the Stockholder in any environmental litigation or impose any environmental liability upon the Company or the Stockholder.

2.10                           Brokers’ and Finders’ Fees.    The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.11                           Insurance.    Schedule 2.11 hereof sets forth a complete list of all policies of or binders for fire, liability, worker’s compensation and other forms of insurance owned or held by the Company or the Stockholder.  All such policies, or binders thereof, are in full force and effect, all premiums with respect thereto have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder.  Such policies or binders (a) are sufficient for compliance with all requirements of law currently applicable to the Company and the Stockholder and of all agreements to which the Company or the Stockholder is a party or by which any of them is bound; (b) are in such amounts and types of coverage as are customarily maintained by businesses of the size and type as the Company’s or the Stockholder’s; (c) provide insurance coverage adequate for the assets and present operations of the Company; (d) will remain in full force and effect through the Effective Time without the payment of additional premiums; and (e) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.  The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years.

2.12                           Compliance with Laws.    Each of the Company and the Stockholder has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

2.13                           Complete Copies of Materials.    The Company has delivered or made available to Earth Biofuels true and complete copies of each agreement, contract, commitment or other document that is referred to in the Disclosure Schedule or that has been requested in writing by Earth Biofuels or its counsel.

2.14                           Representations Complete.    None of the representations or warranties made herein by the Company, the Stockholder or the Equity Owners (as modified by the Disclosure Schedule), nor any statement made in any schedule or certificate furnished by the Company, the Stockholder or the Equity Owners pursuant to this Agreement, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

2.15                           Disclosure Schedule.    The Disclosure Schedule has been prepared by the Company, the Stockholder and the Equity Owners and dated and delivered on the date of this Agreement.  All warranties and representations made by the Company, the Stockholder and the Equity Owners are qualified by the Disclosure Schedule.  The Company, the Stockholder and the Equity Owners shall disclose in the Disclosure Schedule each item of information in each separate section in which such item may reasonably be required to be disclosed.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF EARTH BIOFUELS

Earth Biofuels represents and warrants to the Company, the Stockholder and the Equity Owners as follows:

3.1                                 Organization, Standing and Power.    Earth Biofuels is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Earth Biofuels has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets, financial condition, or results of operations of Earth Biofuels or the ability of Earth Biofuels to consummate the transactions contemplated hereby.

3.2                                 Authority.    Earth Biofuels has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Earth Biofuels.  This Agreement has been duly executed and delivered by Earth Biofuels and constitutes the valid and binding obligations of Earth Biofuels, enforceable in accordance with its terms.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of, the charter documents of Earth Biofuels.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Earth Biofuels in connection with the execution and delivery of this Agreement by Earth Biofuels or the consummation by Earth Biofuels of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of Delaware, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws, the laws of any foreign country and federal antitrust laws.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
AND THE EQUITY OWNERS

The Stockholder and the Equity Owners jointly and severally represent and warrant to Earth Biofuels that:

4.1                                 Authorization.    The Stockholder has full power and authority to enter into this Agreement, and this Agreement constitutes the valid and legally binding obligation of the Stockholder, enforceable in accordance with its terms.

4.2                                 Ownership.  The Stockholder is the holder of record and legal owner of all of the Company Common Stock.  Such Company Common Stock is free and clear of any Liens.

4.3                                 Stock Consideration

(a)                                  The Stockholder will acquire and hold the Stock Consideration (the “Shares”) for investment for its account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)                                 The Stockholder understands that the Shares will not be registered under the Securities Act by reason of a specific exemption therefrom and that the Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Stockholder obtains an opinion of counsel, in form and substance satisfactory to Earth Biofuels and its counsel, that such registration is not required.  The Stockholder further acknowledges and understands that Earth Biofuels is under no obligation to register the Shares.

(c)                                  The Stockholder is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject only to the satisfaction of certain conditions.

(d)                                 The Stockholder will not sell, transfer or otherwise dispose of the Shares in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules promulgated thereunder, including Rule 144 under the Securities Act.

(e)                                  The Stockholder has been furnished with, and has had access to, such information as it considers necessary or appropriate for deciding whether to invest in the Shares, and the Stockholder has had an opportunity to ask questions and receive answers from Earth Biofuels regarding the terms and conditions of the issuance of the Shares.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE EQUITY OWNERS

Each Equity Owner hereby severally, but not jointly, represents and warrants to Earth Biofuels that:

5.1                                 Authorization.  Such Equity Owner has full power and authority to enter into this Agreement, and this Agreement constitutes the valid and legally binding obligation of such Equity Owner, enforceable in accordance with its terms.

5.2                                 Ownership.  The Members are the sole owners of the Stockholder.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1                                 Confidentiality.    Each of the parties hereto hereby agrees to keep confidential such information or knowledge obtained pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby (“Confidential Information”); provided, however, that the foregoing shall not apply to information or knowledge that (a) a receiving party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public at the time of first disclosure to the receiving party, (c) became known to the public through no fault of such receiving party or its employees, (d) is later lawfully acquired by such receiving party from other sources without any obligation of confidentiality, or (e) is developed independently by either party without reference to, or specific knowledge of, the other party’s Confidential Information.  The receiving party may disclose Confidential Information to the extent such disclosure is required by applicable law or government regulation, or by order of court or government agency with subpoena powers, provided that such receiving party shall give the other party prior notice of such requirement to disclose and a reasonable opportunity to object or take other available action, including the seeking of a protective order.  The receiving party shall cooperate with the reasonable requests of the other party in connection with any such objections, action or protective order.

6.2                                 Public Disclosure.    Unless otherwise required by law, the parties hereto agree that they shall not make any public disclosure, by means of the issuance of any reports, statements, releases or other public disclosure, or any other third party public disclosure, relating to the terms and conditions of this Agreement and the transactions contemplated hereby, except for (a) after the Merger, an announcement by Earth Biofuels that the parties have effected the transactions contemplated herein (disclosing only the nature but not the specific terms of the transaction), (b) following the disclosure noted in clause (a), an announcement by the Company, the language of which has been pre-approved in writing by Earth Biofuels (disclosing only the nature but not the specific terms of the transaction), (c) such disclosures as may be required by applicable law and public listing and disclosure requirements, and (d) such other disclosures as the parties shall mutually agree.

6.3                                 Further Assurances.    Each of the parties to this Agreement shall use all commercially reasonable efforts to effectuate the transactions contemplated hereby.  Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

ARTICLE VII

INDEMNIFICATION

7.1                                 Survival of Representations and Warranties.  All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive the Merger for a period of one (1) year after the Closing Date.

7.2                                 Indemnification by the Members.

(a)                                  Company Indemnification Losses.  Subject to Section 7.4 hereof, the Members, jointly but not severally, shall indemnify, save and hold harmless Earth Biofuels and its subsidiaries, directors, officers, employees, affiliates, agents and assigns (each an “indemnified party”), from and against any and all liabilities, obligations, judgments, penalties, fines, costs or expenses (including attorneys fees and consultants fees) incurred by an indemnified party in connection with, arising out of, resulting from or incident to the following (the “Company Indemnification Losses”), to the extent of each such Member’s percentage ownership of the Stockholder as of the date hereof multiplied by the Merger Consideration:

(i)             any breach of any representation or warranty made by the Company in Article II of this Agreement or in any exhibit, certificate, instrument or agreement delivered by such party pursuant hereto or thereto; or

(ii)          any breach of any covenant or agreement made by the Company in this Agreement or in any certificate, instrument or agreement delivered by such party pursuant hereto or thereto.

(b)                                 Stockholder Indemnification Losses.  Subject to Section 7.4 hereof, the Members, jointly but not severally, shall indemnify, save and hold harmless each indemnified party from and against any and all liabilities, obligations, judgments, penalties, fines, costs or expenses (including attorneys fees and consultants fees) incurred by an indemnified party in connection with, arising out of, resulting from or incident to the following (the “Stockholder Indemnification Losses”), to the extent of each such Member’s percentage ownership of the Stockholder as of the date hereof multiplied by the Merger Consideration:

(i)                         any breach of any representation or warranty made by the Stockholder in Article II or Article IV of this Agreement or in any exhibit, certificate, instrument or agreement delivered by such party pursuant hereto or thereto; or

(ii)                      any breach of any covenant or agreement made by the Stockholder in this Agreement or in any certificate, instrument or agreement delivered by such party pursuant hereto or thereto.

(c)                                  Member Indemnification Losses.  Subject to Section 7.4 hereof, the Members, individually, shall indemnify, save and hold harmless each indemnified party from and against any and all liabilities, obligations, judgments, penalties, fines, costs or expenses (including attorneys fees and consultants fees) incurred by an indemnified party in connection with, arising out of, resulting from or incident to the following (the “Member Indemnification Losses”), to the extent of such Member’s percentage ownership of the Stockholder as of the date hereof multiplied by the Merger Consideration:

(i)                                     any breach of any representation or warranty made by such Equity Owner in Article V of this Agreement or in any exhibit, certificate, instrument or agreement delivered by such Equity Owner pursuant hereto; or

(ii)                                  any breach of any covenant or agreement made by such Equity Owner in this Agreement or in any certificate, instrument or agreement delivered by such Equity Owner pursuant hereto.

The terms “Company Indemnification Losses,”,” “Stockholder Indemnification Losses” and “Member Indemnification Losses” as used in this Section 7.2 are not limited to matters asserted by third parties against any indemnified party, but include Company Indemnification Losses, Stockholder Indemnification Losses and Member Indemnification Losses incurred or sustained by an indemnified party in the absence of third party claims.  Payments by any indemnified party of amounts for which such indemnified party is indemnified hereunder shall not be a condition precedent to recovery.

Earth Biofuels agrees to notify the Members of any Company Indemnification Losses, Stockholder Indemnification Losses, Member Indemnification Losses, claims or misrepresentations, breaches or other matters covered by this Article VII upon discovery or receipt of notice thereof.

7.3                                 Indemnification Procedure.

(a)                                  Defense of Claim.  If a claim for Company Indemnification Losses, Stockholder Indemnification Losses and/or Member Indemnification Losses (a “Claim”) is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a “Claim Notice”) to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event that may give rise to Company Indemnification Losses, Stockholder Indemnification Losses and/or Member Indemnification Losses for which indemnification may be sought under this Article VII.  If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons).  The failure of any indemnified party to give timely notice hereunder for any purpose shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party has been damaged by such failure.  After such notice, except as provided in the following sentence, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice but, in any event, reasonably acceptable to the indemnified party, to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party’s cost, risk and expense, to separate counsel of its own choosing (provided, however, in no event shall the indemnifying party be obligated to engage more than one (1) additional counsel) and (iii) to compromise or settle such lawsuit or action, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld.

(b)                                 Cooperation.  With respect to any lawsuit or action for which indemnity is sought under Section 7.3(a), the indemnified party shall cooperate in all reasonable respects with the indemnifying party and its representatives (including, without limitation, its attorneys) in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in negotiations, arbitrations and the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.  The parties shall cooperate with each other in any notifications to insurers.

If the indemnifying party fails to assume the defense of such lawsuit or action within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such lawsuit or action has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party’s cost and expense, the defense, compromise or settlement of such lawsuit or action on behalf of and for the account and risk of the indemnifying party; provided, however, that such lawsuit or action shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

In the event the indemnified party assumes the defense of the lawsuit or action, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement.  The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Article VII and for any final judgment (subject to any right of appeal) and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Company Indemnification Losses, Stockholder Indemnification Losses and/or Member Indemnification Losses by reason of such settlement or judgment.

7.4                                 Limitation on Indemnification.  The indemnification obligations with respect to any item described above in Section 7.2 shall be limited to an aggregate dollar amount not to exceed $440,000.  No individual Member shall bear indemnification obligations with respect to any item described in Section 7.2 in an aggregate dollar amount that exceeds the product of (a) such Member’s percentage ownership of the Stockholder as of the date hereof and (b) the Merger Consideration.

7.5                                 Indemnification by Individuals.  To the extent that an Individual owns all or any part of the equity interests of one or more Members, such Individual also shall be responsible for the indemnification obligations of such Member(s) pursuant to this Article VII.

ARTICLE VIII

AMENDMENT AND WAIVER

Except as is otherwise required by applicable law, this Agreement may be amended at any time by execution of an instrument in writing signed by Earth Biofuels, the Company, the Stockholder and the Equity Owners.

ARTICLE IX

GENERAL PROVISIONS

9.1                                 Notices.   All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one (1) business day after the business day of confirmed facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the address set forth below (or at such other address as a party may designate by ten (10) days’ advance written notice to the other party pursuant to the provisions above):

(a)                                  if to Earth Biofuels or the Surviving Corporation, to:

Earth Biofuels, Inc.

3001 Knox Street, Suite 403

Dallas, TX 75205

Attention: Dennis McLaughlin and Tommy Johnson

Facsimile No.: 214-389-9806

with a copy to:

Scheef & Stone, L.L.P.

5956 Sherry Lane, Suite 1400

Dallas, Texas  75225

Attention: Roger A. Crabb

Facsimile No.: 214-706-4242

(b)                                 if to the Company, to:

Southern Bio Fuels, Inc.

142 St. Andrews

Jackson, Mississippi  39211

Attention: Dean A. Blackwell

Facsimile No.: 601-932-2911

with a copy to:

Watkins Ludlam Winter & Stennis, P.A.

633 North State Street (39202)

P.O. Box 427

Jackson, Mississippi  39205-0427

Attention: David B. Grishman

Facsimile No.: 601-949-4804

(c)                                  If to the Stockholder, to:

Southern Bio Fuels, LLC

142 St. Andrews

Jackson, Mississippi  39211

Attention: Dean A. Blackwell

Facsimile No.: 601-932-2911

with a copy to:

Watkins Ludlam Winter & Stennis, P.A.

633 North State Street (39202)

P.O. Box 427

Jackson, Mississippi  39205-0427

Attention: David B. Grishman

Facsimile No.: 601-949-4804

(d)                                 if to an Equity Owner, the address or facsimile number for such Equity Owner set forth on the signature pages hereto.

9.2                                 Interpretation.    Any reference to the Company’s “knowledge” shall mean the actual knowledge of the Company’s executive officers after due inquiry, which may be satisfied by consultation with the Company’s executive officers and other key personnel as said executive officers or the Company deems appropriate.  Any reference to the Stockholder’s “knowledge” shall mean the actual knowledge of the Stockholder’s executive officers after due inquiry, which may be satisfied by consultation with the Stockholder’s executive officers and other key personnel as said executive officers or the Stockholder deems appropriate.  Any reference to an Equity Owner’s “knowledge” shall mean the actual knowledge of such Equity Owner after due inquiry.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.3                                 Counterparts.    This Agreement may be executed in one or more counterparts (including by means of telecopier), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.4                                 Entire Agreement; Assignment.    This Agreement, the schedules and exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Earth Biofuels may assign its respective rights and delegate its respective obligations hereunder to its respective affiliates.

9.5                                 Severability.    In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.6                                 Other Remedies.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

9.7                                 Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

9.8                                 Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.9                                 Fees and Expenses.  Except as provided below, each party (including the Equity Owners) shall be solely responsible for the payment of its own fees and expenses.

10.10                     Dispute Resolution.  In the event of any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate (each, a “Dispute”), the parties to such Dispute shall use their best efforts to settle such Dispute.  To this effect, the parties to such Dispute shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to such parties.  If such parties do not reach a solution within a period of fifteen (15) days (or such longer period as such parties mutually agree in writing), then, upon notice by any party to the other parties involved in the Dispute, the Dispute shall be determined by arbitration in Dallas, Texas before one arbitrator.  The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures.  Judgment on the award may be entered in any court having jurisdiction.  This clause shall not preclude the parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.  The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

IN WITNESS WHEREOF, Earth Biofuels, the Company, the Stockholder, the Members and the Individuals have caused this Agreement to be signed as of the date first written above.

EARTH BIOFUELS, INC.

By:
Name:
Title:

SOUTHERN BIO FUELS, INC.

By:
Name:	Dean A. Blackwell
Title:	President

SOUTHERN BIO FUELS, LLC

By:
Name:	Dean A. Blackwell
Title:	Manager

MEMBERS:

Dean Blackwell and Affiliates, Inc.

By:
Name:	Dean A. Blackwell
Title:	President

Address:

142 Saint Andrews
Jackson, Mississippi 39211
Attention: Dean A. Blackwell
Facsimile No.: 601-932-2911

Trey Co Engineering, Inc.

By:
Name:	Robert L. Fleming, III
Title:	President

Address:

1510 Chambers Street
Vicksburg, Mississippi 39180
Attention: Robert L. Fleming, III
Facsimile No.:

MRG Enterprises, LLC

By:
Name:	Steven K. Dickerson
Title:	Manager

Address:

P.O. Box 1249
Kosciusko, Mississippi 39090
Attention: Steven K. Dickerson
Facsimile No.: 662-289-3313

KNS Biodiesel, LLC

By:
Name:	Kanwal S. Nair
Title:	Manager

Address:

2039 Petit Bois Street
Jackson, Mississippi 39211
Attention: Kanwal S. Nair
Facsimile No.:

Golden Tiger Lipids, LLC

By:
Name:	Timothy T. Coursey
Title:	Manager

Address:

320 West Wood Court
Madison, Mississippi 39110
Attention: Timothy T. Coursey
Facsimile No.:

Name:	William A. Stewart

Address:

4 Prescott Walk NE
Atlanta, Georgia 30307
Facsimile No.: 770-424-3399

INDIVIDUALS:

Name:	Dean A. Blackwell

Address:

142 Saint Andrews
Jackson, Mississippi 39211
Facsimile No.: 601-932-2911

Name:	Robert L. Fleming, III

Address:

1510 Chambers Street
Vicksburg, Mississippi 39180
Facsimile No.:

Name:	Steven K. Dickerson

Address:

P.O. Box 1249
Kosciusko, Mississippi 39090
Facsimile No.: 662-289-3313